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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                      February 24, 2005 (February 17, 2005)


                                 GENE LOGIC INC.
             (Exact name of registrant as specified in its charter)

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      DELAWARE                       0-23317                    06-1411336
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(State of Incorporation)     (Commission File Number)         (IRS Employer
                                                          Identification Number)
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                             610 Professional Drive
                          Gaithersburg, Maryland 20879
                    (Address of principal executive offices)

                                 (301) 987-1700
              (Registrant's telephone number, including area code)

                                       NA
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1. REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01. Entry Into A Material Definitive Agreement


     On February 17, 2005, the Board of Directors of the Company, upon the recommendation of the Board's Compensation Committee (the "Committee"), adopted a cash incentive compensation plan, pursuant to which participating executive officers of the Company will be eligible to earn incentive compensation based on 2005 Company and individual performance. A summary of the material terms of the incentive compensation plan are as follows.

     Under the plan, participating officers may be eligible to receive a cash incentive compensation payment out of an aggregate incentive compensation pool. The Chief Executive Officer's (the "CEO") target incentive compensation is 65% of base salary and the other participating officers' incentive compensation targets are between 20-50% of their respective base salaries. These officers could receive a larger percentage of salary in the event of superior Company or individual performance or a smaller percentage of salary in the event of inferior Company or individual performance and the incentive pool could increase if the Company exceeds the targets set by the Board, but the aggregate amount payable under the plan to officers may not exceed the aggregate amount of the incentive compensation pool.

     Upon recommendation of the Committee, the Board will approve the total funding of the incentive compensation plan, based on 2005 performance, taking into account the aggregate percentage of target incentive compensation amounts for all of the officers and the level of the Company's accomplishment of goals approved in advance by the Board based on the following: revenue and operating profit targets for the information services and preclinical services portions of the business and certain scientific and business targets for the Horizon technologies portion of the business.

     The Committee will evaluate the CEO's individual performance for 2005 and will submit to the Board the Committee's recommendation regarding the amount of cash incentive compensation payable to the CEO out of the incentive pool. The CEO will evaluate each other participating officer's 2005 performance and will submit to the Committee his recommendations regarding the amount of the cash incentive compensation payable to each individual out of the pool. The Committee shall have the final authority to approve the CEO's recommendations regarding the amount of the cash incentive compensation payable to each executive officer under the plan.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   Gene Logic Inc.


                                                   By: /s/ Philip L. Rohrer, Jr.
                                                       -------------------------
                                                       Philip L. Rohrer, Jr.
                                                       Chief Financial Officer

Dated: February 24, 2005